UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2010

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
16801 W. 116th Street Lenexa, Kansas		66219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2010, we entered into separate Settlement and Release Agreements (the “Settlement Agreements”) with Iroquois Master Fund, Ltd. and Alpha Capital Anstalt (collectively, the “Financing Transaction Investors”).

On February 3, 2010, we completed a registered direct offering (the “Financing Transaction”) with the Financing Transaction Investors for an aggregate of 350,000 shares of common stock, Series 1 warrants to purchase up to an aggregate of 350,000 shares of common stock (the “Series 1 Warrants”) and Series 2 warrants to purchase up to an aggregate of 123,258 shares of common stock (the “Series 2 Warrants”).  The Series 2 Warrants expired on May 4, 2010.  The Series 1 Warrants are exercisable until February 3, 2015 and are entitled to “full ratchet” dilution protection, among other rights.

As we have previously reported, the Financing Transaction Investors filed a lawsuit against us in The United States District Court for the Southern District of New York titled Alpha Capital Anstalt and Iroquois Master Fund, Ltd., Plaintiffs v. ICOP Digital, Inc., Defendant, Case No. 10-CV-5924 (the “Financing Transaction Litigation”).  We filed counterclaims against the Financing Transaction Investors in the litigation.

Pursuant to the Settlement Agreement, we have agreed to issue an aggregate of 600,000 shares of unregistered common stock (the “New Shares”) to the Financing Transaction Investors in exchange for surrender of the Series 1 Warrants and a mutual release of all claims arising from the Financing Transaction Litigation.  The New Shares were valued at $1.73 per share, the closing price of our common stock on the NASDAQ Capital Market on the date of execution of the Settlement Agreements.

The New Shares will be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act.  As a condition for relying upon the Section 3(a)(10) exemption, the Settlement Agreements and their terms and conditions must be approved by the Court in the Financing Transaction Litigation.  We anticipate the Financing Transaction Investors will cooperate with us in obtaining such Court approval.

Upon approval of the Settlement Agreements by the Court, the New Shares will be freely tradable upon issuance by us.

We believe this settlement will assist us in moving forward with executing our business plan, free from the distraction and expense of the litigation and the dilution and other rights that accompanied the Series 1 Warrants.  Accordingly, our Board of Directors has determined that the Settlement Agreements are in the best interests of our shareholders.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Settlement Agreements, which are filed as Exhibits 99.1 and 99.2 to this report.

Forward Looking Statements

This report contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to material known and unknown risks, uncertainties and contingencies.  These forward-looking statements include information about possible or assumed financial results of our business, financial condition, liquidity, results of operations, plans and objectives.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions and expressions of belief.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and contingencies that could cause actual results and events to differ materially from the statements made.  Such factors include, among other things, the risks and uncertainties described in “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2009, which is on file with the U.S. Securities and Exchange Commission (“SEC”).  Readers are strongly encouraged to consider these factors when evaluating forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1.  Form of Settlement and Release Agreement dated November 1, 2010 between Alpha Capital Anstalt and ICOP Digital, Inc.

Exhibit 99.2.  Form of Settlement and Release Agreement dated November 1, 2010 between Iroquois Master Fund, Ltd. and ICOP Digital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

November 4, 2010	By: /S/ DAVID C. OWEN
Name: David C. Owen
Title: Chief Executive Officer